EXHIBIT 23


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our reports dated January 28, 2008, relating to the consolidated financial statements and the financial statement schedule of The Bear Stearns Companies Inc. (which reports express unqualified opinions and include explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 155, "Accounting for Certain Hybrid Instruments, an amendment of FASB Statements No. 133 and 140" and SFAS No. 157, "Fair Value Measurements"), and the effectiveness of The Bear Stearns Companies Inc.'s internal control over financial reporting, appearing in or incorporated by reference in the Annual Report on Form 10-K of The Bear Stearns Companies Inc. for the year ended November 30, 2007.

Filed on Form S-3:                              Filed on Form S-8:

    Registration Statement No.  033-52053           Registration Statement No.  033-56103
    Registration Statement No.  033-52701           Registration Statement No.  333-16041
    Registration Statement No.  033-55673           Registration Statement No.  333-50928
    Registration Statement No.  033-56009           Registration Statement No.  333-57460
    Registration Statement No.  033-60065           Registration Statement No.  333-57661
    Registration Statement No.  033-63561           Registration Statement No.  333-58007
    Registration Statement No.  333-03685           Registration Statement No.  333-63002
    Registration Statement No.  333-17985           Registration Statement No.  333-66353
    Registration Statement No.  333-31277           Registration Statement No.  333-74200
    Registration Statement No.  333-42295           Registration Statement No.  333-81901
    Registration Statement No.  333-43565           Registration Statement No.  333-83580
    Registration Statement No.  333-57083           Registration Statement No.  333-86060
    Registration Statement No.  333-61437           Registration Statement No.  333-92357
    Registration Statement No.  333-66861           Registration Statement No.  333-101461
    Registration Statement No.  333-79417           Registration Statement No.  333-104006
    Registration Statement No.  333-83049           Registration Statement No.  333-106567
    Registration Statement No.  333-31980           Registration Statement No.  333-106631
    Registration Statement No.  333-49876           Registration Statement No.  333-108976
    Registration Statement No.  333-52902           Registration Statement No.  333-116983
    Registration Statement No.  333-76894
    Registration Statement No.  333-104455
    Registration Statement No.  333-109793
    Registration Statement No.  333-121744
    Registration Statement No.  333-136599
    Registration Statement No.  333-136666
    Registration Statement No.  333-138353


/s/ Deloitte & Touche LLP

New York, New York
January 28, 2008